Tauriga Sciences Inc. Appoints Mr. Thomas J. Graham as a Member of the Board of Directors

NEW YORK, August 05, 2015 /PRNewswire/ — New York, NY — PRNewswire/ — Tauriga Sciences, Inc. (OTCQB: TAUG) or (“Tauriga” or the “Company”), a diversified life sciences company, today announced the appointment of Mr. Thomas J. Graham as the fourth member of the Company’s Board of Directors (“Board”). The appointment is effective immediately and Mr. Graham will qualify as an “independent” under the rules of the Securities and Exchange Commission. In the future, Mr. Graham may also be appointed to certain committees of Board.

Tauriga’s Chief Executive Officer Seth M. Shaw expressed, “The Company is pleased to have appointed Mr. Graham to its Board. He brings with him a wealth of experience from the executive level positions he held with a Fortune 500 company and has a great understanding and knowledge of the retail marketplace. I look forward to working closely with him moving forward.”

Newly elected Board member Mr. Thomas Graham stated, “I have been a shareholder of Tauriga Sciences, Inc. for nearly two years and am thrilled to assist the Company in creating long term shareholder value. I have established an excellent working relationship with Mr. Shaw and look forward to building a successful business and addressing the challenges that may lie ahead.”

Mr. Graham, 66, is currently self-employed and leverages his industry knowledge to help companies create effective strategies to successfully penetrate the retail market place. From 2000 to 2005, Mr. Graham served as Director of Operations for Sears and Roebuck & Co., a national retailer with numerous stores nationwide. He oversaw direct operations for all departments, including their managers and associates. In addition, he was accountable for all sales, labor and operation standards as set by Sears Corporate.

In addition Mr. Graham from 1993 to 200 served as a results oriented Marketing and Sales Director for a major Michigan retail supermarket called Goff Food Stores, with sales in excess of $100,000,000.00 annually. He coordinated and oversaw all print and visual advertising including newspaper, radio and television. Mr. Graham worked with local and national vendors to promote and increase sales and customer flow. In addition he was responsible for all product placement and developed category management standards for all departments and set merchandising plans and ensured they were followed by all store level personal.

Mr. Graham is also is U.S. Military Veteran, serving in the U.S. Army during the Vietnam War from 1969 to 1971. He was honorably discharged in 1971 with the rank of Sergeant First Class, with twelve months combat service in Vietnam from 1970-1971.

About TAURIGA SCIENCES, INC.:

Tauriga Sciences, Inc. (OTCQB: TAUG) is a diversified life sciences company focused on generating profitable revenues through its present and future holdings. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company’s business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. Please visit the Company’s corporate website at www.tauriga.com

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

CONTACT:

Mr. Seth M. Shaw,

Chairman and Chief Executive Officer

Tauriga Sciences, Inc.

New York City: + 1-917-796-9926

Montreal: +1-514-840-3697

Email: sshaw@tauriga.com

or

Ghalia Lahlou

Interim Chief Financial Officer

Tauriga Scienes, Inc.

Montreal: +1-514-840-3697

Email: glahlou@tauriga.com